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                                                                   Exhibit 99.3

FOR IMMEDIATE RELEASE

CONTACTS:
---------

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:
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LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         619-223-8844
Ltannenbaum@ljlbio.com                               friestintl@aol.com
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                         LJL BIOSYSTEMS CORPORATE UPDATE

-    55+ SYSTEMS SOLD IN 15 MONTHS
-    NEW GENOMICS SCIENCE GROUP ANNOUNCED IN A SEPARATE PRESS RELEASE
-    1999 REVENUES ARE EXPECTED TO NEARLY DOUBLE OVER PRIOR YEAR
-    NEW PRODUCTS TO BE INTRODUCED AT UPCOMING SBS CONFERENCE

SUNNYVALE, CA - AUGUST 31, 1999 - LJL BioSystems, Inc. (Nasdaq: LJLB) announced today a general corporate update of its business, including recent developments in its' High Throughput Screening (HTS) business. In a separate release, LJL also announced the formation of the Genomics Science Group to address the growing needs of genomics researchers.

Since first shipments of the company's HTS product in May 1998, LJL has reported cumulative revenues of $7.5 million and sold more than 55 instruments. During this time, LJL has sold systems to 16 of the top 25 pharmaceutical companies in the world, with more than 50% of those customers ordering more than one unit.

"As we demonstrate the benefits of enterprise-wide standardization on LJL technology, we expect to continue to sell multiple systems to large pharmaceutical companies. In addition, we will be increasing our emphasis on new account generation among biotech companies, the next tier of pharmaceutical companies and in the growing area of genomics research, particularly SNP (Single Nucleotide Polymorphisms) genotyping," commented Lev J. Leytes, chairman and CEO of LJL. "Considering the typically conservative buying patterns of large pharmaceutical companies, we are satisfied to see the follow-on orders to date. We currently believe that this year's revenues are on track to almost double and that next year's revenues also, likely will grow 75% to 100%. As our manufacturing efficiencies improve with growing business volumes, we believe we can sustain our gross margins at approximately 50% in the near term and grow them in the long term," further stated Mr. Leytes.


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As a leader in the HTS detection market, LJL is planning to have a major presence at the Society of Biomolecular Screening (SBS), the premier industry conference held this year in Edinburgh, Scotland beginning September 13th. LJL's conference highlights feature more than ten poster presentations, including publications by key customers, a product-focused tutorial and a podium presentation. The planned poster presentations will report new advances using LJL's proprietary instruments, assays and consumable microplates that enable cost efficient assay miniaturization. The podium presentation introduces a new, next generation product family that shares the company's proprietary High Efficiency Fluorescence Polarization (HEFP-TM-) technology. HEFP provides readouts of biological interactions in an easy-to-use, fast and cost-efficient format.

ABOUT LJL BIOSYSTEMS, INC.
LJL BioSystems, Inc. develops, produces, and markets worldwide to pharmaceutical and biotechnology firms, instruments, consumables and services that accelerate and enhance the drug discovery process. LJL's proprietary technology platform is designed to address many of the limitations associated with current products for the HTS market, allowing its customers to expedite the identification and optimization of compounds for development into new medicines. LJL's customers include, among others, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Corporation, Tularik, Inc., Millennium Pharmaceuticals, Inc., Dupont Pharmaceuticals Company, Amgen, Inc., Monsanto Company, Pharmacia & Upjohn and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. The Company's website address is www.ljlbio.com.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, the above statements regarding rate of revenue growth, product gross margins, repeat orders, multiple-unit sales, new account generation, customer acceptance, enterprise-wide standardization, and other matters discussed in this news release including statements regarding LJL's "expectations," "beliefs," "hopes," "intentions," "strategies," "trends," "goals" or the like are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the LJL's ability to meet revenue and margin expectations, the impact of competitive products and pricing, the timely development and market acceptance of new products, concentration of HTS and Ultra-HTS market, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed August 16, 1999 and May 14, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of


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Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc. via fax at no cost, dial 800-PRO-INFO (+732-544-2850 outside the U.S.), ticker symbol: LJLB


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